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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Giant Industries, Inc. on Form S-4 of our reports dated March 2, 1998, appearing in the Annual Report on Form 10-K of Giant Industries, Inc. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

/s/ DELOITTE & TOUCHE LLP
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Phoenix, Arizona

May 18, 1998